UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2025 (May 1, 2025)

Transportation and Logistics Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34970	26-3106763
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5500 Military Trail, Suite 22-357

Jupiter, Florida 33458

(Address of Principal Executive Offices) (Zip Code)

(833) 764-1443

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Promissory Note

On May 1, 2025, Transportation and Logistics Systems, Inc. (the “Company”, “we”, “us” or “our”) entered into an unsecured non-convertible promissory note (the “Note”) in the principal amount of $50,000, with interest at the rate of 10% per annum accruing and due at maturity in six months, with C/M Capital Master Fund, LP (the “Lender”) for the primary purpose of funding a portion of the costs related to: (i) prepare and file the Company’s Certificate of Designation of Preferences, Rights, and Limitations of Series J Senior Convertible Preferred Stock (the “Certificate of Designation”); (ii) preparation and submission of any requisite filings with the Securities and Exchange Commission and the OTC Expert Market; (iii) such tax-related and other activities as may be necessary or legally required from time to time to restore the Company to good standing with requisite taxing authorities; and (iv) fees for routine litigation matters in the ordinary course of business.

The Company may repay the Note upon maturity or prior to maturity with the mutual agreement of the Lender. The Note also contain customary events of default, which include, without limitation, failure to pay principal, interest or other charges in respect of the Note when due at maturity or otherwise, failure to satisfy any covenant in the Note or other agreements between the Company and the Lender or any other creditor, breach of representations and warranties set forth in the Note or any transaction document executed contemporaneously with the Note, and certain judgment defaults, events of bankruptcy or insolvency of the Company. Upon the occurrence of such an event of default under the Note, the Lender has the right to demand repayment of the Note in full upon five (5) business days’ notice to the Company. In the event that full payment is not made upon the expiry of a thirty (30) day period, a default penalty equal to 5.0% per month during the period of default in excess of the 10% interest rate will apply to the entire amount of the Note outstanding, including any accrued but unpaid interest. The Lender may then, at its sole discretion, declare the entire then-outstanding principal amount of the Note and any accrued but unpaid interest due thereunder immediately due and payable, in which event the Lender may, at its sole discretion, take any action it deems necessary to recover amounts due under the Note.

Concurrently with the issuance of the Note, the Company also entered into a letter agreement of even date (the “Letter Agreement”) with the Lender setting forth, among other items, the intended use of proceeds of the Note as described above.

The Note and the Letter Agreement are on the same form as those entered into on August 12, 2024, October 9, 2024, November 22, 2024, January 21, 2025, March 10, 2025 and March 25, 2025.

Extension of Existing Promissory Note

As previously disclosed, on November 22, 2024, we issued a promissory notes (the “November 2024 Note”) to a certain investor (the “2024 Lender”) in an aggregate principal amount of $50,000, with an interest rate of 10% per annum and that mature six (6) months from the date of issuance.

On May 5, 2025, we entered into an amendment agreement with the 2024 Lender (the “Amendment Agreement”) pursuant to which the maturity date of the November 2024 Note for the outstanding principal and interest was extended from May 22, 2025 to August 12, 2025. All other terms and conditions of the November 2024 Note remain unchanged.

The foregoing does not purport to be a complete description of each of the Note, the Letter Agreement and the Amendment Agreement, and each such description is qualified in its entirety by reference to the full text of each such document, which are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K (this “Form 8-K”), respectively, and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof with respect to the Note is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

As previously disclosed, due to the Company’s financial condition, beginning on February 16, 2024, Sebastian Giordano, our Chief Executive Officer and Chief Financial Officer, agreed to temporarily defer cash compensation and receipt of benefits until a date that was to be mutually agreed upon; however, such compensation and other benefits due to Mr. Giordano under the employment agreement between Mr. Giordano and the Company (the “Executive Employment Agreement”), continue to accrue. On May 15, 2024, the Company received a termination notice from Mr. Giordano (the “Original Termination Notice”) for the nonpayment of compensation and other benefits due under such Executive Employment Agreement. Under the terms of the Executive Employment Agreement, the Company had until July 15, 2024 to cure such default or else Mr. Giordano’s termination pursuant to the Original Termination Notice would be effective on July 15, 2024. The Company was unable to cure such default; however, on July 15, 2024, the Company and Mr. Giordano agreed to extend the termination date until August 15, 2024, which was subsequently extended to May 31, 2025.

On May 5, 2025, the Company received a termination notice from Mr. Giordano (the “New Termination Notice”) for the nonpayment of compensation and other benefits due under such Executive Employment Agreement. The Company is unable to cure such default, and agreed to extend the termination date of the Executive Employment Agreement to August 31, 2025 (the “New Termination Date”). All existing wage and benefit provisions of the Executive Employment Agreement will continue to accrue through the New Termination Date; however, the claims under the Termination Notice remain in force, including that any granted, but unvested Restricted Stock Units, if any, have been deemed fully vested under the Termination Notice.

The foregoing does not purport to be a complete description of the New Termination Notice, and such description is qualified in its entirety by reference to the full text of such New Termination Notice, which is attached as Exhibit 10.4 to this Form 8-K and is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 5, 2025, we filed with the Secretary of State of the State of Nevada (the “Nevada Secretary of State”) the Certificate of Designation to designate 1,000,000 shares of the Company’s authorized and unissued preferred stock as Series J Senior Convertible Preferred Stock, $0.0001 par value per share (the “Preferred Stock”). The Certificate of Designation became effective upon its filing with the Nevada Secretary of State and establishes the rights, preferences, privileges, qualifications, restrictions, and limitations relating to the Preferred Stock as summarized below.

Terms of the Preferred Stock

Stated Value. Each share of Preferred Stock has a stated value of $100.

Dividends. Beginning on June 1, 2025 and on each successive six-month anniversary, holders of the shares of the Preferred Stock (the “Holders”) are entitled to receive dividends, in either cash or stock at the option of the Company, equal to 10% of the aggregate stated value of each Holders Preferred Stock. Such dividends accrue and compound daily based on a 360-day year. Holders are also entitled to receive, on an as converted to Common Stock basis, disregarding any conversion limitations for such purpose, dividends equal to and in the same form as dividends actually paid on the shares of Common Stock.

Voting. Holders are entitled to vote on matters in which the holders of shares of the Company’s common stock, par value $0.001 (the “Common Stock”), are entitled to vote on an as-converted basis, which assumes the Holders have converted their shares of Preferred Stock into shares of Common Stock (such shares, the “Conversion Shares”). In addition, so long as any shares of Preferred Stock are outstanding, the Company cannot, without the affirmative vote of the holders of a majority of the then-outstanding shares of Preferred Stock, which vote as a separate class, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Certificate of Designation, (b) amend the Articles of Incorporation or any other charter documents of the Company in any manner that adversely affects any rights of the Holders or (c) enter into any agreement with respect to any of the foregoing.

Ranking. The Preferred Stock, with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, are senior in rank to all shares of capital stock of the Company that are outstanding on the date that shares of Preferred Stock are issued.

Conversion. At any time from and after the date of issuance of any Preferred Stock (each an “Issuance Date”), a holder of Preferred Stock may convert all, or any part, of the outstanding Preferred Stock, at any time at such Holder’s option, into Conversion Shares at an initial conversion price of $0.001, which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions. Subject to any applicable rules and regulations of the Nasdaq Capital Market, the Company has the right to, at any time, with the written consent of a majority of the holders of outstanding Preferred Stock, lower the conversion price to any amount. In addition, the conversion price of the Preferred Stock will decrease if the Company issues any shares of Common Stock or Common Stock Equivalents (as defined in the Certificate of Designation) at an effective price per share that is less than the conversion price then in effect. Each share of Preferred Stock will be initially convertible into approximately 100,000 shares of Common Stock, assuming a conversion price of $0.001 at issuance.

Each holder of Preferred Stock is prohibited from converting their shares of Preferred Stock if, after giving effect to the issuance of such Conversion Shares, such holder together with its affiliates would beneficially own more than 4.99% of the outstanding Common Stock (the “Beneficial Ownership Limitation”). A holder of Preferred Stock may increase such Beneficial Ownership Limitation to 9.99% upon notice to the Company, with such increase becoming effective on the 61st day after such notice is delivered to the Company. In addition, Holders are prohibited from converting their shares of Preferred Stock if such conversion would result in an amount of Common Stock being issued to such Holder that is equal to more than 10% of the trading volume of the Common Stock, however, if the conversion price at the time of conversion is greater than $0.40, then such prohibition will not apply.

Pro Rata Distributions. During such time as any shares of Preferred Stock are outstanding, if the Company declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction), other than dividends or issuances of rights pursuant to the Company’s existing rights agreement to holders of Common Stock or Common Stock Equivalents (a “Distribution”), at any time after the issuance of the Preferred Stock, then, in each such case, the holder will be entitled to participate in such Distribution to the same extent that the holder would have participated therein if the holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Stock (without regard to any limitations on conversion hereof, including without limitation, the beneficial ownership limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the holder’s right to participate in any such Distribution would result in the holder exceeding such limitation, then the holder will not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the holder until such time, if ever, as its right thereto would not result in the holder exceeding the beneficial ownership limitation).

Redemption. The shares of Preferred Stock are redeemable upon the occurrence of a Triggering Event (as defined in the Certificate of Designation). Upon a Triggering Event, Holders have the option to cause the Company to redeem all or part of such Holder’s shares of Preferred Stock at a price per share equal to 110% of the stated value of such shares.

Liquidation. In the event of any liquidation, dissolution or winding up of the Company, each Holder is entitled to an amount in cash equal to 120% of the aggregate stated value of shares of Preferred Stock held by such Holder. In addition, Holders are entitled to any accrued and unpaid dividends upon an event of liquidation, dissolution or winding up of the Company.

The foregoing does not purport to be a complete description of the Preferred Stock, and such description is qualified in its entirety by reference to the full text of the Certificate of Designation, which is filed as Exhibit 3.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series J Senior Convertible Preferred Stock, as filed with the Secretary of State of the State of Nevada on May 5, 2025.
10.1	Promissory Note, dated as of May 1, 2025 between the Company, as borrower, and C/M Capital Master Fund, LP., as lender.
10.2	Letter Agreement, dated as of May 1, 2025, between the Company and C/M Capital Master Fund, LP
10.3	Form of Promissory Note Amendment Agreement, dated as of May 5, 2025, between the Company and a certain investor.
10.4	Termination Notice, dated as of May 5, 2025, between the Company and Mr. Sebastian Giordano.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2025

Transportation and Logistics Systems, Inc.

By:	/s/ Sebastian Giordano
Sebastian Giordano
Chief Executive Officer, Chief Financial Officer and Treasurer